                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          FIRST SECURITY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          FIRST SECURITY CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        N/A
       ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        N/A
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        N/A
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        N/A
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        N/A
        ------------------------------------------------------------------------
     3) Filing Party:
        N/A
        ------------------------------------------------------------------------
     4) Date Filed:
        N/A
        ------------------------------------------------------------------------

                           FIRST SECURITY CORPORATION
                              79 SOUTH MAIN STREET
                          SALT LAKE CITY, UTAH  84111

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 TO BE HELD MONDAY, APRIL 22, 1996 AT 3:00 P.M.

      Pursuant to the Bylaws of First Security Corporation ("the Company"), we are pleased to invite all of the Company's Shareholders to the Company's Annual Shareholders Meeting, which will be held in the Empire Room of the Joseph Smith Memorial Building located at 15 East South Temple Street, Salt Lake City, Utah on Monday, April 22, 1996, at 3:00 p.m. for the following purposes:

          1.   TO ELECT A BOARD OF DIRECTORS TO SERVE FOR THE ENSUING YEAR;

          2. TO CONSIDER AND VOTE ON THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK THAT CAN BE ISSUED BY THE COMPANY, FROM THE PRESENT 150,000,000 SHARES TO A NEW LEVEL OF 300,000,000 SHARES.

          3. TO TRANSACT SUCH OTHER BUSINESS AS MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

      The close of business on Monday, March 4, 1996, was fixed by the Board of Directors as the Record Date for the determination of the Shareholders entitled to notice of, and to vote at the 1996 Annual Meeting. In accordance with Delaware law, a list of the Company's Shareholders entitled to vote at the 1996 Annual Meeting will be available for examination at the offices of the Company, 2nd Floor, 79 South Main Street, Salt Lake City, Utah 84111, for ten business days prior to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., and during the Annual Meeting.

      The 1996 Annual Meeting is expected to conclude before 4:30 p.m. so that a Board of Directors meeting can be held in the afternoon. We hope you will attend the Annual Meeting.

      WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE IMMEDIATELY SIGN AND COMPLETE THE ENCLOSED PROXY DESIGNATION AND INSTRUCTION CARD ("PROXY") AND RETURN IT IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING. NO POSTAGE IS REQUIRED IF A PROXY IS MAILED IN THE UNITED STATES. IF YOU OWN BOTH COMMON STOCK AND CUMULATIVE CONVERTIBLE PREFERRED STOCK, PLEASE SIGN AND RETURN BOTH PROXIES. IF A MAJORITY OF OUTSTANDING SHARES ARE NOT PRESENT AT THE MEETING EITHER IN PERSON OR BY PROXY, THE MEETING MUST BE ADJOURNED WITHOUT CONDUCTING BUSINESS, AND ADDITIONAL EXPENSE WILL BE INCURRED TO RESOLICIT THE SHAREHOLDERS FOR A NEW MEETING DATE.

      Sent to you with this Notice and the accompanying Proxy Statement is the Company's 1995 Annual Report to Shareholders, which contains the audited financial statements of the Company and certain other information about the Company and its 1995 operating results.

                                      BY ORDER OF THE BOARD OF DIRECTORS
Dated:  March 15, 1996
                                      /s/ BRAD D. HARDY
                                      ----------------------------------
                                          BRAD D. HARDY
                                           Executive Vice President, General
                                           Counsel and Secretary of the Company

                                     [Logo]


                                PROXY STATEMENT

                                 March 15, 1996

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
GENERAL INFORMATION FOR SHAREHOLDERS .....................................     1
LAST YEAR'S (April 24, 1995) ANNUAL MEETING ..............................     4
INDEPENDENT AUDITORS .....................................................     4
MANAGEMENT OF THE COMPANY ................................................     4
     Board of Directors ..................................................     4
     Executive Officers ..................................................     6
COMPENSATION OF MANAGEMENT ...............................................     8
     Non-Employee Director Compensation ..................................     8
     Compensation Committee Report on Executive Compensation .............     8
     Summary of Compensation To Certain Executive Officers ...............    10
     Stock Options and Similar Awards to Executive Officers ..............    12
     Retirement Benefits to Executive Officers ...........................    13
     Compensation Committee Interlocks and Insider Participation .........    14
CERTAIN TRANSACTIONS BY AND WITH MANAGEMENT AND OTHERS ...................    14
     Credit Extensions ...................................................    14
     Other Transactions ..................................................    15
     Severance Agreements ................................................    15
COMPARATIVE PERFORMANCE OF THE COMPANY'S COMMON STOCK ....................    16
PRINCIPAL SHAREHOLDERS ...................................................    17
PROPOSALS FOR SHAREHOLDER ACTION .........................................    17
          1.   Election of Directors .....................................    17
          2.   Proposed Increase in the Number of Authorized Shares ......    21

OTHER BUSINESS ...........................................................    27
DEADLINE FOR SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING ...............    28



                      GENERAL INFORMATION FOR SHAREHOLDERS

      This Proxy Statement is furnished to its Shareholders by First Security Corporation, a Delaware corporation (hereinafter called the "Company"), in connection with the solicitation by the current Board of Directors of proxies for use at the Annual Meeting of Shareholders to be held in the Empire Room of the Joseph Smith Memorial Building at 15 East South Temple Street, Salt Lake City, Utah, on Monday, April 22, 1996 at 3:00 p.m., and at any and all adjournments thereof.

     A Proxy Designation and Instruction Card ("Proxy" "or Proxy Card") for your use in connection with the Annual Meeting is enclosed. IF you own BOTH Common Stock and Cumulative Convertible

Preferred Stock, you should have received TWO Proxy Cards and you are requested to date and sign BOTH of these Proxy Cards, and return them in the envelope provided.

VOTING SECURITIES

      The Board of Directors has fixed the close of business on March 4, 1996 as the RECORD DATE for determination of shareholders entitled to notice of and to vote at the 1996 Annual Meeting (the "Record Date"). As of the Record
Date, there were issued and outstanding             shares of Common Stock
and shares of $3.15 Series "A" Cumulative Convertible Preferred Stock ("Preferred Stock"). The holders of record of the shares of the Company's Common Stock and of shares of the Company's Preferred Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. These share numbers take into account the 3-for-2 stock split effected by means of a stock dividend of one new share for each two shares held as of February 12, 1996.

      As of August 28, 1989, the Company adopted a Shareholder Rights Agreement ("the Plan") and the Board of Directors of the Company on that date
(a) declared a dividend of one "Right" for each share of Common Stock held of record as of the close of business on September 8, 1989, and (b) authorized the issuance of one Right to attach to each share of Common Stock issued after September 8, 1989, and prior to the occurrence of certain events described in the Plan. Each Right entitles the registered holder to purchase from the Company a unit consisting of one-thousandth of a share of Junior
Series B Preferred Stock at a purchase price of $         per unit.  The
Rights are attached to all Common Stock certificates that were outstanding on September 8, 1989, or have been issued since that date, and no separate Rights Certificates have been or will be distributed until the occurrence of
certain events described in the Rights Agreement.   Until such separation, no
Right may be exercised or traded separately from the Common Stock certificate to which it is attached. Following separation, the Rights may, depending upon the occurrence of certain events described in the Rights Agreement, entitle the holders thereof to either purchase or receive additional shares of Common Stock. The Rights will expire at the close of business on August 28, 1999, unless earlier redeemed by the Company in accordance with the terms of the Plan.

PROXIES

      Shares of Preferred Stock and Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed Proxies will be voted in accordance with the instructions indicated on such Proxies. If no instructions are indicated, such shares will be voted FOR the election of each of the Director nominees; FOR the approval of the increase in the number of authorized common shares to 300,000,000; and, in the discretion of the designated Proxy holders, as to any other matters which may properly come before the Annual Meeting.

      ANY SHAREHOLDER SIGNING AND DELIVERING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME BEFORE THE VOTE AT THE ANNUAL MEETING BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING PRIOR TO 3:00 P.M. M.S.T. ON APRIL 22, 1996, BY SIGNING AND DATING A LATER PROXY AND SUBMITTING THE NEW PROXY IN TIME TO BE COUNTED FOR THE ANNUAL MEETING, OR BY VOICING SUCH REVOCATION IN PERSON AT THE ANNUAL MEETING AT THE TIME VOTES ARE REQUESTED.

      If a Shareholder wishes to designate someone other than the designated persons named on the Proxy Card as his authorized agent to vote at the 1996 Annual Meeting, you may do so by crossing out the names of all of the designated persons printed on the Proxy Card and by writing in the name of another person or persons (not more than 2) to act as agent for the Shareholder in voting his shares. Such a special designation signed by the Shareholder(s) must be presented at the Annual Meeting by the person or persons you have designated on the Proxy Card.

     For Shareholders participating in the DIVIDEND REINVESTMENT PLAN offered by the Company, the Plan will vote all shares of First Security Common Stock that it holds for a participant's account in accordance with the Proxy Card returned by the participant with respect to the shares of Common Stock which the participant holds of record. If a participant in the Dividend Reinvestment Plan fails to sign and return a Proxy Card, the participant's shares held in the Plan will not be voted at all, nor will they be considered present at the 1996 Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement and related materials will be borne by the Company. The solicitation of Proxies by the Directors is being made by mail, and may also be made by agents of the Company, in person, by telephone, or by mail. No additional compensation will be given to employees or Directors for such solicitation. Non-employee agents may be retained to assist in the Proxy solicitation process at a cost to the Company, if any, not expected to exceed $30,000. Custodians of securities held for Shareholders of record (for example, banks, brokers, etc.) may be paid their reasonable out-of-pocket expenses incurred in forwarding Proxy Cards and this Proxy Statement to Shareholders.

      This Proxy Statement and the enclosed form of Proxy are being mailed to Shareholders beginning on March 18, 1996. Mailed together with this Proxy Statement is a copy of the Company's 1995 Annual Report to Shareholders. SHAREHOLDERS WHO DO NOT RECEIVE A COPY OF THE 1995 ANNUAL REPORT WITH THIS PROXY STATEMENT, OR WHO DESIRE EXTRA COPIES, SHOULD CONTACT THE COMPANY AT
(801) 246-5706.

VOTES REQUIRED FOR ACTION TO BE TAKEN AT THE 1996 ANNUAL MEETING

      A majority of the share votes entitled to be cast at the Annual Meeting (legal ownership of outstanding shares as of the Record Date) must be present in person or by Proxy for a quorum to exist at the Annual Meeting. Abstentions and broker non-votes are counted "present" for determining the presence or absence of a quorum for the transaction of business.

      In the election of Directors, the       (   ) nominees receiving the
highest number of votes cast in their favor will be elected as the Board of Directors of the Company for the 1996-97 period until the 1997 Annual Meeting. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of Directors.

      The proposed approval of the increase in the authorized common stock to 300,000,000 shares requires that a majority of the shares present and entitled to vote at the meeting vote in favor. Abstentions and broker non-votes will be counted as a "no" vote with respect to this proposal, and could thereby affect the outcome of the vote on this proposal.

      Holders of shares of Preferred Stock and Common Stock are entitled to one vote at the Annual Meeting for each share held of record at the Record Date.

                  LAST YEAR'S (APRIL 24, 1995) ANNUAL MEETING

      The 1995 Annual Meeting of the Shareholders was held on April 24, 1995 in Salt Lake City, Utah. There were 41,293,269.7 shares of Common Stock and 7,441 shares of Preferred Stock represented at the 1995 Annual Meeting in person or by proxy, which shares constituted a legal quorum.

Each of the nominees to the Board of Directors presented to the 1995 Annual Meeting was voted upon separately, and each was elected by the affirmative vote of more than 93% of the shares present and voting. The three proposals for shareholder action set out in last year's Proxy Statement were also approved by the vote of more than 93% of the shares present and voting at the 1995 Annual Meeting.

                              INDEPENDENT AUDITORS

      The Board of Directors has appointed Deloitte & Touche as the independent auditors to examine the accounts of the Company and its subsidiaries for the 1996 calendar year. This firm or a predecessor firm has audited the Company's accounts since at least 1940 and is one of the largest and best known firms of independent certified public accountants. Deloitte & Touche rotates its personnel assigned to First Security Corporation at least once every five years, with assignments beyond three years of supervising partners responsible for the First Security Corporation engagement reviewed and approved in advance by the Audit Committee. A partner in Deloitte & Touche will be in attendance at the 1996 Annual Meeting to make a statement on behalf of the firm if he so desires and to answer appropriate questions, if any, from Shareholders.

                           MANAGEMENT OF THE COMPANY

BOARD OF DIRECTORS

      The business of the Company is managed under the direction of its Board of Directors. The Board has responsibility for establishing broad corporate policies, for the overall performance of the Company and for the election and compensation of officers of the Company. It is not, however, involved in managing the Company and its operating units on a day-to-day basis. The Board is kept advised of the Company's operations and results through regular written reports from, and discussions with, the Chairman, the President, the Chief Financial Officer and other executive officers of the Company.

      The Board of Directors meets regularly during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when one or more important matters requires Board action between scheduled meetings. Executive officers responsible for significant operations or supervisory activities are frequently invited to meet with the Board of Directors to discuss their areas of responsibility.

      As disclosed to the Company, the Board of Directors as presently constituted (including any new nominees to be voted on for the first time at
the 1996  Annual Meeting) beneficially own AS A GROUP            shares,  or
approximately    % of the Company's outstanding Common Stock as of the Record
Date, including         option shares exercisable within 60 days of the
Record Date but which were unexercised as of the Record Date, and including shares beneficially owned by the three (3) Honorary Directors as a group.

      The Board of Directors held five (5) meetings during 1995. All Directors attended all of the Board meetings except Messrs. Gardner, Haight, Joklik, Kastler, Maloof and Mrs. Hunstman, who each attended four (4) of the meetings.

          The Company regrets the decision of U. Edwin Garrison not to stand for re-election to the Board of Directors of the Company this year. Mr. Garrison's experience, wise counsel and support will be missed by his fellow Directors and by Management.

     The EXECUTIVE COMMITTEE of the Board of Directors exercises the powers of the Board in the management of the business and affairs of the Company between Board of Directors meetings or when the Board could not reasonably or timely be convened. The Executive Committee also serves as the Board's nominating committee for the election of Directors. The Executive Committee keeps regular minutes of its meetings and reports to the Board of Directors at the regular meetings of the Board. The Executive Committee met twelve (12) times during 1995. Messrs. Beardall, Evans and Heiner attended all of the meetings; Messrs. Brady, Dee, and Eccles attended eleven (11) of the meetings, and Mr. Parker attended nine (9) of the meetings.

     The AUDIT COMMITTEE of the Board, which met four (4) times during 1995, reports to the Board of Directors with respect to various auditing and accounting matters, the scope of audit procedures, the performance of the internal auditors and examiners, and accounting and compliance practices of the Company. All members of the Audit Committee attended all of the scheduled meetings.

     The COMPENSATION COMMITTEE administers the various incentive award and equity plans of the Company on behalf of the Board of Directors. The Compensation Committee also determines compensation for the Executive Officers of the Company who serve on the Management Committee (Messrs. Eccles, Evans, Hardy, Howell, King, McMurray, Nelson and Ulbrich). The Compensation Committee met once during 1995. All members of the Committee attended this meeting except Mr. Joklik.

     HONORARY DIRECTORS are provided information about the Company on the same basis as regular Directors, and are invited to meetings of the Board of Directors, although Honorary Directors do not vote on any matter before the Board. Currently Kendall D. Garff, Dr. Chase N. Petersen, and James E. Phelps are serving as Honorary Directors of the Company. These persons beneficially owned [5467.31] shares, [225] shares, and [17,971] shares, respectively, of the Company's Common Stock at year-end 1995.

EXECUTIVE OFFICERS

     Set forth on TABLE 1, below, are the names, ages, primary areas of responsibility, and economic and beneficial stock ownership (as of December 31, 1995, but adjusted to reflect the effect of the 3-for-2 stock split effected by means of a stock dividend as of February 12, 1996) of the Company's Executive Officers EXCEPT Messrs. Eccles (Chairman and Chief Executive Officer) and Evans (President and Chief Operating Officer), whose biographical and share ownership information is found with the other Director nominees later in this Proxy Statement. Executive Officers serve at the pleasure of the Board of Directors, although as disclosed later in this Proxy Statement, certain Executive Officers have entered into agreements governing the termination of their employment with the Company.


                                   TABLE 1

              EXECUTIVE OFFICERS OF FIRST SECURITY CORPORATION

JAY S. BACHMAN, 46, is a Senior Vice President and a VISION Coordinator for the Company. Previously Mr. Bachman held the title of Treasurer, which position was eliminated as a result of the VISION process. At year end 1995, Mr. Bachman was the beneficial owner of [9521] shares of Common Stock, including [6739] option shares exercisable within 60 days of the Record Date, but not yet exercised, and [1337] shares held in his account in the Company's Incentive Savings Plan.

BRAD D. HARDY, 42, is Executive Vice President-Corporate Services, General Counsel and Secretary of the Company, and is a member of the Company's Management Committee. Previously Mr. Hardy was a shareholder and Director of Ray, Quinney & Nebeker (law firm). At year end 1995, Mr. Hardy beneficially owned [10,300] shares of Common Stock, including [10,000] option shares exercisable within 60 days of the Record Date, but not yet exercised.

MARK D. HOWELL, __, is Executive Vice President-Business Lending Services of the Company, and is a member of the Company's Management Committee. Previously, Mr. Howell was an Executive Vice President of First Security Bank of Utah. At year end 1995, Mr. Howell beneficially owned 27,848.5 shares of Common Stock, including 25,999.5 option shares exercisable within 60 days of the Record Date, but not yet exercised, and [1370] shares held in his account in the Company's Incentive Savings Plan. These share numbers do not include [13,561.62] shares of the Company's Common Stock held by a revocable trust as to which Mr. Howell is a named beneficiary upon the death of the currently living trustor, and as to which Mr. Howell disclaims any beneficial interest.

T. EUGENE KING, 62, is Executive Vice President-Technology and Processing Services of the Company and is also Chairman, President and Chief Executive Officer of First Security Service Company, and is a member of the Company's Management Committee. At year end 1995, he was the beneficial owner of [98349.5] shares of Common Stock, including [83,433.5] option shares exercisable within 60 days of the Record Date, but not yet exercised, and [4916] shares held in his account in the Company's Incentive Savings Plan. This number of shares is approximately 0. % of the total outstanding shares of Common Stock at the Record Date. Mr. King exercised options covering, and subsequently sold, 17,700 shares of the Company's Common Stock during the first quarter of 1996 and prior to the Record Date.

KELLY K. MATTHEWS, 51, is Senior Vice President (Economist). At year end 1995, Mr. Matthews was the beneficial owner of 6981 shares of Common Stock, including 24,527 option shares exercisable within 60 days of the Record Date, but not yet exercised, and 3541 shares held in his account in the Company's Incentive Savings Plan.

J. PATRICK MCMURRAY, 47, is Executive Vice President-Community Bank Services of the Company, and also serves as Chairman, President and Chief Executive Officer of First Security Bank of Idaho, as Chairman of First Security Bank of Nevada, and as a member of the Company's Management Committee. At year end 1995, he was the beneficial owner of [15377] shares of Common Stock, including [125,034???]option shares exercisable within 60 days of the Record Date, but not yet exercised, and [7651] shares held in his account in the Company's Incentive Savings Plan. This number of shares is approximately
0.  % of the total outstanding shares of Common Stock at the Record Date.

L. SCOTT NELSON, 57, is Executive Vice President-Retail Lending Services of the Company, and also serves as Chairman, President and Chief Executive Officer of First Security Bank of Utah, as Chairman of First Security Bank of New Mexico, and as a member of the Company's Management Committee. At year end 1995, he was the beneficial owner of [6205.53] shares of Common Stock including certain shares held by Mr. Nelson's spouse in her own name, and including [202,345]option shares exercisable within 60 days of the Record Date, but not yet exercised, and [6,317] shares held in his and his wife's accounts in the Company's Incentive Savings Plan. This total number of shares is approximately 0. % of the total outstanding shares of Common Stock at the Record Date.

LESLIE F. PASKETT, 51, is Senior Vice President and Comptroller. Previously Mr. Paskett served as Tax Officer of the Company. At year end 1995, he was the beneficial owner of [18,197.5] shares of Common Stock, including [14,555.5]option shares exercisable within 60 days of the Record Date, but not yet exercised, and [2,414] shares held in his account in the Company's Incentive Savings Plan.

DENNIS G. REEVES, 56, is Senior Vice President and Chief Auditor of the Company. He previously was a Vice President and Accounting Manager in the Comptroller's Division of the Company. At year end 1995, Mr. Reeves was the beneficial owner of [2381] shares of Common Stock, including [1,424] option shares exercisable within 60 days of the Record Date, but not yet exercised, and [357] shares held in his account in the Company's Incentive Savings Plan.

JOHN L. RUDISILL, 39, is Senior Vice President and Director of the Company's Mutual Funds Center. Previously Mr. Rudisill was Executive Vice President and Manager of the Trust Group at First Security Bank of New Mexico and at its predecessor, The First National Bank in Albuquerque. At year end 1995, Mr. Rudisill was the beneficial owner of [1,543] shares of Common Stock, including [1,312] option shares exercisable within 60 days of the Record Date, but not yet exercised, and [148] shares held in his account in the Company's Incentive Savings Plan.

SCOTT C. ULBRICH, 41, is Executive Vice President-Finance and Capital Markets, is Chief Financial Officer of the Company, and is a member of the Company's Management Committee. At year end 1995, he was the beneficial owner of [33,863]shares of Common Stock, including [29,911] option shares exercisable within 60 days of the Record Date, but not yet exercised, and [536] shares held in his account in the Company's Incentive Savings Plan. Mr. Ulbrich exercised options covering, and subsequently sold, 4,894 shares of the Company's Common Stock during the first quarter of 1996 and prior to the Record Date.

GARY R. VANCE, 60, is a Senior Vice President of the Company. Previously Mr. Vance served as Comptroller of the Company, and has elected to retire following the Annual Meeting. At year end 1995, he was the beneficial owner of [31,582.78] shares of Common Stock, including [26,761.5] options shares exercisable within 60 days of the Record Date, but not yet exercised, and [3846]shares held in his account in the Company's Incentive Savings Plan.

ALONZO W. WATSON, JR., 73, is Assistant Secretary of the Company, and is a Director of Ray, Quinney & Nebeker (law firm). At year end 1995, he was the beneficial owner of [1477.93] shares of Common Stock, which does not include [198,808.96] shares as to which Mr. Watson holds voting and investment power as Personal Representative of the Estate of Mrs. George S. Eccles; does not include [1,044,092] shares held by the George S. and Dolores Dore Eccles Foundation, of which Mr. Watson is a director; does not include 60,750 shares held by the Marriner S. Eccles Charitable Trust, of which Mr. Watson is a Director; and does not include [148,000] shares of the Company's Common Stock owned by the Nora Eccles Treadwell Foundation, as to which Mr. Watson serves as a Director and disclaims beneficial ownership; but does include certain shares held by Mr. Watson's spouse in her own name.

DAVID R. WILSON, 56, is an Executive Vice President and Manager of the Company's Capital Markets operations. At year end 1995, he was the beneficial owner of [22,875.5] shares of Common Stock including [19,932.5] option shares exercisable within 60 days of the Record Date, but not yet exercised, and [1,935] shares held in his account in the Company's Incentive Savings Plan. Mr. Wilson exercised options covering, and subsequently sold, 4,500 shares of the Company's Common Stock during the first quarter of 1996 and prior to the Record Date.

     Based on their disclosed share holdings at December 31, 1995, all of the Company's Executive Officers as a group ( persons, including Messrs. Eccles and Evans, whose stock holdings are described in the Election of Directors
section, below), beneficially owned a total of        shares,  or
approximately   %, of the Company's Common Stock (including       shares
subject to unexercised options exercisable within 60 days of the Record
Date), shares held in accounts in the Company's Incentive Savings Plan, and shares, or approximately 0. %, of the Company's Preferred Stock, all percentages calculated as of the Record Date.

                          COMPENSATION OF MANAGEMENT

DIRECTOR COMPENSATION

     CASH COMPENSATION. During 1995, a cash retainer of $12,000 was paid to each Director, as well as a $1,000 fee for attendance at each meeting of the Board of Directors (or a fee of $300.00 for each scheduled meeting not attended). Director compensation is paid in four quarterly installments in arrears to those Directors who do not defer their compensation, as described below, but the full amount of the retainer is paid in advance at the start of the year for those Directors who defer their compensation as described below. Messrs. Eccles and Evans do not receive the annual retainer, but they are paid the per meeting fees. The Bylaws permit payment of Directors' expenses incurred in travelling to and attending Board of Directors meetings.

    Directors of the Company who are not Executive Officers may enter into a compensation deferral agreement with the Company whereby the payment of retainers and fees otherwise receivable by a Director for service as a Director may be deferred and held in an account for the benefit of the Director. The Director may choose whether this deferred compensation will be invested in "stock equivalency units" or earn interest at a predetermined rate. A Director selecting "stock equivalency units" will be credited with that number of stock equivalency units equal to the result of dividing the total amount of deferred compensation in the Director's account on the Annual Evaluation Date (usually May 1) by the market price of the Company's common stock on that date.
Moreover, additions are made to the Director's account to represent the value of dividends that otherwise would be paid on the stock equivalent units if they were actual shares of common stock. A Director electing to earn interest only will have interest added annually on the Valuation Date at a rate equal to the Company's cost of funds for the applicable period. Directors may choose a lump sum cash distribution upon retirement from the Board of Directors or a periodic distribution program which could involve up to ten annual cash payment installments. Amounts remaining in a Director's deferral account during any term of periodic distributions will continue to be revalued annually.

     Additional per meeting fees of $1,000 were paid in 1995 to Directors who were members of the Audit Committee and the Compensation Committee, with the Chairmen of these committees being paid an annual retainer of $2,000 in addition to the per meeting fees. Directors who were members of the Executive Committee and who are not Executive Officers of the Company were paid an additional fee of $15,000 annually. Committee members who do not attend a meeting will get no compensation for the missed committee meeting. These additional fees for Directors' committee service may be deferred in the same manner (discussed above) as are regular Directors' fees.

     Honorary Directors are paid $1,000 per Board of Directors' Meeting that they attend and $300 per Directors' Meeting not attended.

     DIRECTOR STOCK OPTIONS. Each Non-Employee Director elected at the 1995 Annual Shareholders Meeting was granted, as of May 1, 1995, an Option to purchase 3,000 shares of the Company's common stock. (As a result of the 3-for-2 stock split effective as of February 16, 1996, these outstanding stock options in the hands of non-employee Directors as of May 1, 1995 were automatically increased to 4,500 shares each.) Thereafter, on May 1 immediately following the date as of which a new Non-Employee Director is first elected to the Board of Directors, such new Non-Employee Director will be granted an Option to purchase a number of shares of Company common stock which corresponds to the remaining vesting period for any pre-existing as yet unvested Director Options. If a Non-Employee Director remains a Director through the three-year vesting period of an Option, that Director automatically will be granted another Option to purchase an additional 3,000 shares of Company common stock vesting over another three year period.

     Each Option vests 33 1/3% (normally 1,000 shares) per year over a vesting term of three (3) years from the date of grant. Persons who are first elected as a Non-Employee Director after the beginning of a three (3) year vesting period for Options granted to pre-existing Non-Employee Directors will receive an Option for fewer shares and with a shortened vesting schedule to coincide with the operation of the then pending three (3) year vesting period applicable to the pre-existing Non-Employee Directors' Options.

     The term of each Option is ten years from the date the Option is granted, subject to earlier termination under specified circumstances. Options become immediately exercisable in full for their full term upon (i) the death or disability of the Director, or (ii) the liquidation, dissolution, merger, consolidation or reorganization of the Company. Upon a Director's retirement from the Board of Directors or an unsuccessful attempt by a Director to win re-election to the Board, the Director's Options will be honored strictly according to their terms.

     Options are not transferable other than by will or the laws of descent and distribution, and may be exercised during a Director's lifetime only by the Director.

     The exercise price per share of an Option will be equal to the fair market value per share of Common Stock on the date immediately preceding the Grant Date. The fair market value per share of Common Stock on any date is equal to the Last Sale price per share of the Company's common stock as reported on the NASDAQ National Market System on the date immediately preceding such date or, in the event such immediately preceding date is not a day on which the NASDAQ National Market System is operating, the next previous date on which the NASDAQ National Market System was operating.

SUMMARY OF COMPENSATION TO CERTAIN EXECUTIVE OFFICERS

     Set out in TABLE 2, below, is a Summary Compensation Table showing the various elements of compensation paid during 1995 and during the previous two years to the Company's Chief Executive Officer and to the next four highest paid Executive Officers (determined by actual compensation received in 1995):

                                   TABLE 2

                       SUMMARY COMPENSATION TABLE

                                      --------------------------------------------
                                      Annual Compensation   Long-Term Compensation
                                                                    Awards
------------------------------------------------------------------------------------------------
       Name and                Year    Salary(1)  Bonus(2)   Restricted   Options/     All Other
  Principal Position                      ($)       ($)        Stock       SARs(3)     Compensation
                                                              Award(s)      (#)           ($)
                                                                ($)
------------------------------------------------------------------------------------------------
SPENCER F. ECCLES,             1995    543,715     162,785       -0-        -0-          33,437
Chairman and Chief             1994    515,915     192,941       -0-       53,952        26,564
Executive Officer of the       1993    467,450     280,404       -0-       59,648        20,794
Company


MORGAN J. EVANS, President     1995    382,901      98,724       -0-        -0-          29,679
and Chief Operating Officer    1994    344,001     115,587       -0-       28,160        23,894
of the Company                 1993    296,736     162,445       -0-       32,000        12,715


L. SCOTT NELSON,               1995    297,006      99,438       -0-        -0-          15,496
Executive Vice President-      1994    276,706     115,307       -0-       22,784        15,286
Retail Lending Services        1993    248,641     145,604       -0-       27,136        10,110


J. PATRICK MCMURRAY,           1995    327,017      68,665       -0-        -0-          13,654
Executive Vice President-      1994    230,816      60,128       -0-       19,840        13,440
Community Bank Services        1993    209,951     105,607       -0-       23,616         7,576


T. EUGENE KING,                1995    207,000      74,817       -0-        -0-          17,564
Executive Vice President-      1994    192,000      72,549       -0-       11,328         9,239
Technology and Processing      1993    177,055      97,456       -0-       13,888        10,079
Services
------------------------------------------------------------------------------------------------

(1) INCLUDES DIRECTOR'S FEES PAID BY THE COMPANY OR ITS AFFILIATES, IF
    APPLICABLE.

(2) BONUSES ARE LISTED IN THE YEAR EARNED AND NORMALLY ACCRUED, ALTHOUGH SUCH BONUSES MAY BE PAID IN THE FOLLOWING YEAR. STOCK BONUSES ARE VALUED AT THE MARKET VALUE ON THE DATE OF RECEIPT.

(3) FIRST SECURITY CORPORATION HAS NEVER ISSUED SARS.

(4) AMOUNTS SHOWN INCLUDE PREMIUMS PAID ON INSURANCE POLICIES, CONTRIBUTIONS BY THE COMPANY TO THE ACCOUNT OF EACH OF THE NAMED EXECUTIVE OFFICERS IN THE FIRST SECURITY INCENTIVE SAVINGS PLAN, A 401(K) PLAN OPEN TO ALL FULL TIME EMPLOYEES OF THE COMPANY, AND CONTRIBUTIONS MADE BY THE COMPANY TO THE DEFERRED COMPENSATION ACCOUNTS OF THESE EXECUTIVE OFFICERS UNDER A PROGRAM OPEN TO ALL EXECUTIVE OFFICERS OF THE COMPANY.

     Executive Officers may enter into a compensation deferral agreement with the Company whereby compensation otherwise receivable for service as an Executive Officer may be deferred and held in an account for the benefit of the Executive Officer. Under a mechanism substantially similar to that in the Incentive Savings Plan (see description of this plan at page , below), the Company will match 50% of the Executive Officer's annual deferred amount up to a maximum of 3% of total compensation, and will add this amount to the Executive Officer's deferral account. The Executive Officer may choose whether this deferred compensation will be invested in "stock equivalency units" or earn interest at a predetermined rate. An Executive Officer selecting "stock equivalency units" will be credited with that number of "stock equivalency units" equal to the result of dividing the total amount of deferred compensation on the Quarterly Evaluation Date (last day of each quarter) by the market price of the Company's common stock on that date. Moreover, additions are made to the Executive Officer's account to represent the value of dividends that otherwise would be paid on the "stock equivalency units" if they were actual shares of stock. An Executive Officer electing to earn interest, will have interest added quarterly on the Valuation Date (last day of the quarter) at a rate equal to the yield on ten (10) year treasury securities plus 1%. Treasury yields will be measured as the average monthly yield each December, March, June and September, as published by the Federal Reserve. Such rate shall be effective for the quarter commencing three months later. Executive Officers using this deferred compensation option may choose a lump sum distribution upon death, disability or retirement, or in quarterly or annual installments over a period of up to twenty
(20) years. Amounts remaining in a deferral account during any term of periodic distributions will continue to be revalued quarterly. No switching between the stock equivalency units and the interest rate option will be permitted. All payouts to employees will be in cash. At December 31, 1995, the named Executive Officers had the following balances in their deferred income accounts: Mr.
Eccles $      , Mr. Evans, $      , Mr. Nelson $       , Mr.
McMurray $      and Mr. King $       .


STOCK OPTIONS AND SIMILAR AWARDS TO MANAGEMENT.

     The following two tables provide information concerning the stock options and similar awards provided to the Executive Officers listed in TABLE 2 during 1995 (TABLE 3) and exercises of Options and similar awards by these listed Executive Officers during 1995 (TABLE 4):

                                    TABLE 3

            OPTION GRANTS TO CERTAIN EXECUTIVE OFFICERS DURING 1995

                       INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------
                                        % OF
                                        TOTAL                                         BLACK-
                                     OPTIONS/SARS                                     SCHOLES
                    OPTIONS/SARS      GRANTED TO      EXERCISE OR                     METHOD
                      GRANTED        ALL EMPLOYEES    BASE PRICE     EXPIRATION        GRANT
     NAME             (#)(1)        IN FISCAL YEAR      ($/SH)          DATE         DATE VALUE
     ----           ------------    --------------    -----------    ----------      ----------
Spencer F. Eccles      -0-              -0-%               -0-           -0-             -0-
Morgan J. Evans        -0-              -0-%               -0-           -0-             -0-
L. Scott Nelson        -0-              -0-%               -0-           -0-             -0-
J. Patrick McMurray    -0-              -0-%               -0-           -0-             -0-
T. Eugene King         -0-              -0-%               -0-           -0-             -0-



(1) AS A CONSEQUENCE OF THE VISION PROCESS UNDERTAKEN IN 1995, NO STOCK OPTIONS WERE GRANTED TO ANY OF THE NAMED EXECUTIVE OFFICERS DURING 1995. CONSISTENT WITH THE PURPOSE OF STOCK OPTIONS AS INCENTIVE COMPENSATION TO MANAGEMENT, MR. ECCLES WILL RECOMMEND TO THE COMPENSATION COMMITTEE, WHICH ADMINISTERS THE COMPANY'S STOCK OPTION PROGRAM FOR EXECUTIVE OFFICERS, THAT STOCK OPTIONS BE GRANTED IN 1996 IN AMOUNTS SUFFICIENT TO MAKE UP FOR THE LACK OF OPTIONS IN 1995.

                                    TABLE 4

           OPTION EXERCISES BY CERTAIN EXECUTIVE OFFICERS DURING 1995
                           AND YEAR-END OPTION VALUES

                                                                                              VALUE OF UNEXERCISED
                                                      UNEXERCISED SHARE OPTIONS            IN-THE-MONEY SHARE OPTIONS
                                                    ----------------------------     -------------------------------------
                           SHARES
                          ACQUIRED
                             ON          VALUE
      NAME                EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE       EXERCISABLE           UNEXERCISABLE
      ----                --------      --------    -----------    -------------     --------------          -------------
Spencer F. Eccles              0      $     0        704,841          185,664        $11,468,613.88          $1,636,014.15
Morgan J. Evans                0      $     0        220,744.50        98,448        $ 3,350,094.08          $  867,359.26
L. Scott Nelson            6,225      $86,285.42     222,876.75        80,640        $ 3,530,077             $  710,962.67
J. Patrick McMurray            0            0        122,487           65,064        $ 1,940,326.63          $  576,546.16
T. Eugene King                 0            0        111,902.25        40,200        $ 1,686,263.08          $  354,697.33
                           -----      ----------   ------------       -------        --------------          -------------
        TOTAL              6,225      $86,285.42   1,382,851.50       470,016        $21,975,375.53          $4,145,579.58
                           -----      ----------   ------------       -------        --------------          -------------
                           -----      ----------   ------------       -------        --------------          -------------

      Stock options are awarded to key employees, including the named Executive Officers, upon recommendation of the Compensation Committee under the First Security Comprehensive Management Incentive Plan ("CMIP Plan"). Under this plan, the Company may grant key employees bonus shares of common stock, stock options, stock appreciation rights, and other equity-based incentive awards. This plan is geared to creating a unity of interest between management and the Shareholders in looking toward maximizing the share price of the Company's common stock. The grant of options and bonus shares is also a key element of the Company's compensation policy for its senior managers. (SEE "Report of the Compensation Committee", below.)

      Under the CMIP Plan, shares of "Restricted Stock" may be granted to employees of the Company and its subsidiaries, including the five (5) Executive Officers named in Table 2, above. Shares of Restricted Stock have been awarded to Executive Officers of the Company in the past under the CMIP Plan and its predecessor plans. As of December 31, 1995, Messrs. Eccles, Evans, Nelson, McMurray and King held no shares of Restricted Stock. No shares of Restricted Stock were granted in 1995.

RETIREMENT BENEFITS.

      The Company provides a RETIREMENT PLAN to its employees, including to Executive Officers, that is funded by the Company. The Company also maintains an ERISA EXCESS PLAN which provides for payment to highly paid executive officers and their beneficiaries of that portion of otherwise payable benefits under the terms of the Retirement Plan which cannot be paid by the Retirement Plan because of benefit restrictions imposed on the Retirement Plan by Section 415 of the Internal Revenue Code. Executive Officers also have benefits available under a SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN which provides for the payment of a competitive level of retirement income to certain key managers in order to attract, retain and motivate qualified executive officers.

      TABLE 5, below, illustrates the estimated annual retirement benefits payable to the Executive Officers listed in TABLE 2, above, under ALL applicable retirement plans based on various assumptions of final compensation levels and service years upon which retirement benefits are based:

                                    TABLE 5

                              PENSION PLAN TABLE

       FINAL                                         24 OR MORE
      AVERAGE         15 YEARS        20 YEARS         YEARS
      EARNINGS       OF SERVICE      OF SERVICE      OF SERVICE
      --------       ----------      ----------      ----------
      $150,000        $ 56,250        $ 75,000        $ 90,000
       200,000          75,000         100,000         120,000
       225,000          84,375         112,500         135,000
       250,000          93,750         125,000         150,000
       300,000         112,500         150,000         180,000
       400,000         150,000         200,000         240,000
       450,000         168,750         225,000         270,000
       500,000         187,500         250,000         300,000
       600,000         225,000         300,000         360,000
       750,000         281,250         375,000         450,000

     The estimated retirement benefits shown in TABLE 5 are subject to reduction for Social Security payments received by the retiree and income from accumulated employer contributions to the Incentive Savings Plan. These benefits are computed on a joint survivor annuity basis.

      Compensation to Executive Officers for 1995 included in the earnings base for the purpose of calculating total retirement benefits as shown in TABLE 5 is equal to the three year final average salary including bonus. If they remain employed until they reach the age of 65, the years of credited service for the five named Executive Officers in TABLE 2 will be as follows:
39 years for Mr. Eccles, 40 years for Mr. Evans, 35 years for Mr. Nelson, 43 years for Mr. McMurray, and 41 years for Mr. King.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors consists of five non-employee Directors. The Committee meets one or more times annually to review and determine matters pertaining to the compensation of the Executive Officers of the Company who are members of the Company's Management Committee, including the 5 named officers in TABLE 2, above. The

Committee met on January 23, 1995 and on January 29, 1996 to consider actions which, among other things, affect the short-term incentive program for these Executive Officers and others.

     TO THE SHAREHOLDERS OF FIRST SECURITY CORPORATION:

           The Compensation Committee normally performs an annual review of all major elements of compensation for the Executive Officers of the Company who are members of the Company's Management Committee, and, if appropriate, adjusts compensation levels for the following year. During the second half of 1995 First Security was involved with a corporate redesign affecting the entire organization. As a result, from early in the second quarter, the primary focus of the Executive Officers and many others within the Company was to successfully manage and complete the reorganization project, VISION. The redesign of First Security included a new organizational structure and significant changes in the jobs of many employees. Because of this focus on the corporate redesign and changes in organizational structure, the Compensation Committee determined to defer much of its work on Executive Officer Compensation, which normally would have resulted in a second meeting during the fourth quarter of 1995, until the first quarter of 1996.

           Accordingly, though we have seen some significant changes (including two additions to the Management Committee), there have been no increases in the salaries of the Named Executive Officers since our last report. Also, with the exception of Brad D. Hardy, who joined First Security in July 1995 as an Executive Vice President and General Counsel, and a member of the Management Committee, no employee has received a grant of stock options since our last report.

           This Committee will meet one or more times during the first half of 1996, as needed, to review the entire compensation program for the Management Committee members and to review long-term incentive proposals for all Executive Officers and other key employees. We expect to continue to adhere to the structured approach we have utilized in the past, whereby an average or below-average base salary is coupled with an average short-term performance incentive and an above-average long-term incentive tied to shareholder value. It is probable that at these meetings in the first half of 1996 we will award stock option grants of sufficient magnitude to replace all or part of the long term incentive value that likely would have been conferred if a 1995 stock option award had taken place.

     At the January Compensation Committee meetings of 1995 and 1996, the discussions considered:

     SHORT-TERM INCENTIVES. All the named Executive Officers participate in the MANAGEMENT ANNUAL CASH INCENTIVE BONUS PLAN (MACIBP), which pays Executive Officers for achieving pre-set corporate and affiliate financial goals and, in some cases, for achieving specific individual or unit goals. In 1994 and 1995, the MACIBP corporate performance measurement was divided equally between the Company's NET INCOME and the Company's RETURN ON AVERAGE ASSETS (ROAA).

                 INCENTIVE TARGETS. For net income, target performance represents the achievement of the annual business plan. The ROAA target is relative rather than absolute, and is defined as the mean ROAA of a select group of peer companies. This peer group, consisting of approximately a dozen companies with similarities to the Company in size, lines of business and/or market area, is proposed annually by the Company's Chief Financial Officer and is reviewed and approved by this Committee.

               IINCENTIVE THRESHOLDS. Threshold performance for both net income and ROAA is set at 90% of the target, and no bonus is paid in any category for performance which is below threshold.

     At its January, 1996 meeting, the Committee reviewed and validated the 1995 MACIBP performance results and approved the Corporate and Affiliate profit-plan goals to be used in MACIBP for 1996.

                CHIEF EXECUTIVE OFFICER BONUS. Mr. Eccles is eligible to receive a bonus of up to 75% of his base salary for outstanding performance under MACIBP. Mr. Eccles' bonus is based entirely on the company's performance in the two performance measurement categories listed above.

          In 1995, performance results for both net income and ROAA fell between threshold and target. Accordingly, Mr. Eccles' earned a 1995 bonus equal to 40.9% of his maximum bonus opportunity, the bonus amount being entirely determined by the relationship of the performance result to the performance target as stipulated by the terms of the MACIBP.

                OTHER NAMED EXECUTIVE OFFICERS. The other named Executive Officers may receive bonuses of up to 65% of their base salaries for outstanding performance under MACIBP. A minimum of 80% of each bonus is derived from some combination of corporate and affiliate net income and corporate ROAA. In 1995, these other named Executive Officers earned bonuses ranging from 40.8% to 51.3% of their maximum bonus opportunities.

                              /s/ Thomas D. Dee II, Chair
                              /s/ Rodney H. Brady
                              /s/ U. Edwin Garrison
                              /s/ G. Frank Joklik
                              /s/ Arthur K. Smith


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs Garrison, Brady and Joklik, members of the Company's Board of Directors' Compensation Committee, through companies with whom each of these Directors is affiliated, had borrowing and similar credit transactions with one or more of the Company's subsidiary banks during 1995. The terms of each of these transactions is believed by the Company to have been done in the ordinary course of the subsidiary bank's lending business, and on the same or substantially similar terms to other similar loan or credit transactions
with unrelated  persons.   Specifically,  Mr.         ,  Mr.           and
Mr.      (through affiliated companies) had credit extensions and/or credit
commitments during 1995 in excess of $         but less than $        .

             CERTAIN TRANSACTIONS BY AND WITH MANAGEMENT AND OTHERS

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

      The Company has purchased directors' and officers' liability and corporate reimbursement insurance on behalf of the Directors and Executive Officers of the Company, as well for most if not all officers and directors of the Company's subsidiaries, from Executive Management Associates, Inc. The current policy was effective on September 30, 1995 and will lapse on
September 30, 1996.  The annual premium for this period was $         , which
was paid by the Company.

      This policy will indemnify and reimburse attorney fees and other legal action defense costs to Executive Officers and Directors of the Company in connection with claims made against them by third parties, including Shareholders' claims under certain circumstances.

CREDIT EXTENSIONS

      Most of the Directors and Executive Officers of the Company, members of their immediate families, and corporations and other organizations of which they are affiliates, are borrowers from one or more of the Company's subsidiary banks. During 1995, these persons, firms and corporations have had loan transactions with one or more of these banks, all of which were done in the ordinary course of business and were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features to the Company. Specifically, Messrs. EVANS, HARDY, HOWELL, MATTHEWS, MCMURRAY, NELSON, ULBRICH, WATSON and WILSON (or their affiliates) had credit extensions and/or credit commitments during 1995 in excess of $60,000 but less than $500,000; Messrs.
      (or their affiliates) had credit extensions and/or credit commitments of $500,000 or more but less than 1,000,000; Messrs. BRADY [SMITHS[?],

SORENSON (or their affiliates) had credit extensions and/or credit commitments during 1995 of $1,000,000 or more but not in excess of $5,000,000; Mrs. HUNSTMAN[HUNTSMAN CHEMICAL;???], and Messrs. HARRIS and HEINER[???] (or their affiliates) had credit extensions and/or credit commitments during 1995 of $5,000,000 or more but less than $10,000,000; Messrs. Maloof and PARKER [IHC????] (or their affiliates) had credit extensions and/or credit commitments during 1995 of $10,000,000 or more but less than $20,000,000; Messrs. BEARDALL, BRUCE[ALBERTSONS AND IDAHO POWER[?}, GARFF, Garrison, KASTLER [BONNEVILLE INTERNATIONAL???], and STEELE (or their affiliates) had credit extensions and/or credit commitments during 1995 of $20,000,000 or more but less than $50,000,000; and Mr. ECCLES, (or his affiliates) had credit extensions and/or credit commitments during 1995 of $50,000,000 or more but less than $100,000,000. The Company's subsidiary banks expect to continue to have such transactions on similar terms with Directors and Executive Officers and their affiliates in the future.

OTHER TRANSACTIONS



COMPLIANCE WITH SECTION 16 REPORTING OBLIGATIONS

      The Directors and Executive Officers of the Company are required under the Securities Exchange Act of 1934 to file reports with the Securities and Exchange Commission evidencing their ownership of, and their current transactions in, the Company's equity securities. This is a personal obligation of the Executive Officers and Directors. Based on information provided to the Company by its Directors and Executive Officers, it appears that all Directors and Executive Officers have timely filed these reports during 1995 except Mr. Mark D. Howell, who determined that his timely-filed December 1995 Form 3 contained an error, and promptly corrected this filing when the error was noticed during January, 1996.

SEVERANCE AGREEMENTS

       Messrs. Eccles, Evans, Hardy, Howell, King, McMurray, Nelson and Ulbrich have entered into agreements with the Company providing that in the event of a "change of control" of the Company, or the Executive Officer's previous employer if different, if the Executive Officer is terminated without cause; or if the Executive Officer's duties are significantly changed, he is entitled to a special compensation payment equal to 36 multiplied by a calculation of the Executive Officer's then-regular monthly compensation plus his derived monthly bonus compensation. Such agreements are for three (3) year terms with automatic renewals for additional three (3) year renewal terms. These agreements also deal with any other termination of the employment of these officers with the Company, other than retirement. Payments received by these officers under these agreements will be offset by certain other payments to be received by these Executive Officers through other plans maintained by the Company.

        A SEVERANCE PAY PLAN is available to Executive Officers who do not have an employment contract providing benefits for certain involuntary terminations of employment. In case of certain involuntary terminations of employment, the basic benefit payable under this Plan is one week of pay for each year of service, up to a maximum of twenty-six weeks of then-current salary. In the event of a change of control of the Company (as defined in the Plan), the Board has authority to activate a provision to provide for those covered employees who have five or more years of service a benefit equal to two times the regular benefit under the Plan; additionally, certain classes of senior officers may receive an additional one month of compensation for each full $10,000 of compensation for a maximum severance payment of twenty-four months. This Plan is unfunded, and benefits will be paid out of general corporate funds.

                             PRINCIPAL SHAREHOLDERS

     The following TABLE 6 provides information with respect to any person known to the Company to be the beneficial owner (within the meaning of applicable governmental regulations) of five percent (5%) or more of any class of the Company's voting securities as of the Record Date:

                                    TABLE 6

                     PRINCIPAL SHAREHOLDERS OF THE COMPANY



                               TITLE OF              AMOUNT AND NATURE OF        PERCENT
    NAME AND ADDRESS            CLASS                BENEFICIAL OWNERSHIP        OF CLASS
    ----------------           --------              --------------------        --------
The Capital Group Companies,    Common    3,362,500 shares,(1) in connection        6.70%
Inc. and Capital Research       Stock     with managed investment funds
Management Company

-----------------------------------------------------------------------------------------

First Security Bank of Utah,    Common    5,127,659.1 shares,(2) as Trustee        10.27%
N.A.                            Stock     of separate trust accounts
Trust Group
79 South Main Street
Salt Lake City, UT 84111

-----------------------------------------------------------------------------------------

(1) Capital Research and Management Company, a registered investment advisor, and an operating subsidiary of The Capital Group Companies, Inc., exercised as of December 31, 1995, investment discretion with respect to 2,938,400 shares, or 5.89% of the outstanding shares of the class, which were owned by various institutional investors. Said subsidiary has no power to direct the vote of the above shares.

(2) Of the 5,127,659.1 shares which the Trust Group of First Security Bank of Utah, N.A. holds in various fiduciary capacities, it has voting power over 4,664,578.9 shares (9.34% of the total outstanding shares) and no power to vote the remaining 463,080.2 shares.

            COMPARATIVE PERFORMANCE OF THE COMPANY'S COMMON STOCK

     Set out in TABLE 7, below, is a five year comparison and graphic display of the relative performance of $100 invested on January 1, 1990 in the Company's Common Stock and the same amount invested on the same day in the NASDAQ Broad Market Index and in the KBW 50 Index, respectively:

                                    TABLE 7

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
        AMONG FIRST SECURITY CORPORATION, THE NASDAQ BROAD MARKET INDEX
                             AND THE KBW 50 INDEX(2)

       INDEX                 1990     1991     1992     1993     1994     1995
       -----                 ----    ------   ------   ------   ------   ------
FIRST SECURITY CORPORATION    100    139.98   206.55   201.50   185.05   320.98

NASDAQ BROAD MKT INDEX        100    159.61   185.20   214.39   207.37   287.97

KBW 50 INDEX                  100    158.27   201.68   212.85   201.99   323.52

     (1) Total Return Assumes Quarterly Reinvestment of Dividends.

     (2) The KBW 50 Index is published by Keefe, Bruyette & Woods,
        Inc., an investment banking firm specializing in the bank and thrift industry. This index is weighted according to market capitalization and is made up of 50 of the nation's most important banking companies, including all money center and most major regional banks, and is meant to be representative of the price performance of the nation's large banks. Dividends are assumed to be reinvested quarterly. First Security Corporation is included in the KBW 50.

                        5-YEAR CUMULATIVE MARKET INDEX

                       PROPOSALS FOR SHAREHOLDER ACTION

ITEM NO. 1: ELECTION OF DIRECTORS

     The Executive Committee of the Board serves as the nominating committee for the current Directors. Nominations for election as a Director also will be accepted from the floor by any Shareholder at the 1996 Annual Meeting. While no formal procedure exists with respect to nominations for Director outside of the Annual Meeting other than through the function of the Executive Committee as the Board's own nominating committee, Shareholders are free to write to the Executive Committee, c/o Brad D. Hardy, Secretary, First Security Corporation, 79 South Main Street, Salt Lake City, Utah 84111 with any suggestions concerning nominations to the Board of Directors.

     The eighteen (18) persons named in TABLE 8, below, will be placed in nomination by the Executive Committee of the Board of Directors for election as Directors of the Company at the 1996 Annual Meeting, to serve until the next Annual Meeting or until their successors are elected and qualified. The Bylaws of the Company provide for a Board of Directors of up to 35 members.

     ALL DULY SIGNED AND DELIVERED PROXIES WILL BE VOTED FOR THE ELECTION
OF ALL OF THE NOMINEES LISTED BELOW IN THE ABSENCE OF CONTRARY DIRECTION. The Directors know of no reason why any nominee listed below may be unable to serve as a Director. If any nominee is unable to serve, the shares present at the 1996 Annual Meeting through proxies WILL BE VOTED FOR the election of such other person(s) as the Board of Directors may nominate at the Annual Meeting, or the current Directors may conclude to reduce the number of Directors to be elected.

     If all eighteen (18) nominees, listed below, are elected at the 1996
Annual Meeting, the composition of the new Board will be fourteen (14) Directors whose principal occupation or employment is and has been outside of First Security Corporation, two (2) Directors who are retired First Security Executive Officers, and two (2) Directors who are currently Executive Officers of the Company.

     All of the nominees were elected to their present term of office by a vote of the Shareholders at the 1995 Annual Meeting.

     There is set forth below a Table 8 as to each of the eighteen (18) nominees of the Executive Committee for election as a Director of the Company, his/her age, the year he/she first became a Director of the Company, his/her principal occupation, his/her business experience during the past five years, other material officerships or directorships in other companies held at this time, and beneficial stock ownership in the Company as of December 31, 1995, PROVIDED that the shares shown are adjusted for the 3-FOR-2 STOCK SPLIT, effected by means of a 50% stock dividend, declared and paid in the first quarter of 1996. Directors serving on the Executive(*), Audit(+), or Compensation(#) Committees of the Board of Directors are also so identified:

                              TABLE 8

                       NOMINEES FOR DIRECTOR

*+JAMES C. BEARDALL, 56, has been a Director of the Company since 1989 and is Chairman of the Board's Audit Committee. He is Chairman, President and Chief Executive Officer of Anderson Lumber Company. At year end 1995, Mr. Beardall was the beneficial owner of [900] shares of the Company's Common Stock, including [?] option shares exercisable within 60 days of the Record Date, but not yet exercised.

*#RODNEY H. BRADY, 63, has been a Director of the Company since 1985. He is President and Chief Executive Officer of Bonneville International Corporation (broadcasting, radio and television). Mr. Brady is also a Director of Bergen Brunswig Corporation (pharmaceuticals), Deseret Mutual Benefit Association (employee benefit insurance) and Management Training Corporation (operator of training centers). At year end 1995, he beneficially owned [27,017] shares of the Company's Common Stock, including
[?]   option shares exercisable within 60 days of the Record Date, but not yet exercised.

JAMES E. BRUCE, 75, has been a Director of the Company since 1983. He retired as Chairman and Chief Executive Officer of Idaho Power Company, and was formerly a Director of Idaho Power Company and of Albertsons, Inc. (supermarkets). At year end 1995, Mr. Bruce beneficially owned [11,375]
shares of the Company's Common Stock, including [?]   option shares
exercisable within 60 days of the Record Date, but not yet exercised.(7)

*#THOMAS D. DEE II, 75, has been a Director of the Company since 1976, and is Chairman of the Board's Compensation Committee. He is President of The Dee Company (investments). At year end 1995, Mr. Dee beneficially owned [67,500]
shares of the Company's Common Stock, including  [?]    option shares
exercisable within 60 days of the Record Date, but not yet exercised.(1)

*SPENCER F. ECCLES, 61, has been a Director of the Company since 1967. He is Chairman and Chief Executive Officer of the Company and Chairman of the Executive Committee and of the Management Committee. Mr. Eccles is a Director of ZCMI, Anderson Lumber Company, and Union Pacific Corporation; and at year end 1995, he was the beneficial owner of [1,975,507.641] shares of the Company's Common Stock (2),(3) (including [593,670] option shares exercisable within 60 days but not yet exercised and [18,608] shares held in his account in the Company's Incentive Savings Plan), and 63 shares of the Company's Preferred Stock.

*MORGAN J. EVANS, 58, has been a director since 1991. He is President and Chief Operating Officer of the Company and is a member of the Company's Management Committee. At year end 1995, Mr. Evans was the beneficial owner of [16,375]
shares of the Company's Common Stock, including   [?]    option shares
exercisable within 60 days of the Record Date, but not yet exercised, and [?] shares held in his account in the Company's Incentive Savings Plan.(8)

DR. DAVID P. GARDNER, 62, has been a Director of the Company since 1976. He retired as President of the University of California in 1992, and is presently President of the William and Flora Hewlett Foundation and Chairman and Chief Executive Officer of the George S. and Delores Dore Eccles Foundation. Dr. Gardner is also a Director of Fluor Corporation (construction) and of John Alden Financial Corporation. At year end 1995, Dr. Gardner beneficially owned [3,350] shares of the Company's Common Stock, which number includes [1,562] shares held in a trust established by his deceased spouse as to which Dr. Gardner acts as
trustee, and which number includes  [?]   option shares exercisable within
60 days of the Record Date, but not yet exercised.(1),(3)

ROBERT H. GARFF, 51, has been a Director of the Company since 1995. He is Chief Executive Officer of Garff Enterprises, Inc. (management of Garff family ownership of a number of automobile sale and related enterprises). At year end 1995, Mr. Garff beneficially owned [675] shares of the Company's Common Stock,
including   [?]   option shares exercisable within 60 days of the Record
Date, but not yet exercised.(6)

DAVID B. HAIGHT, 88, has been a Director of the Company since 1983. He is a member of the Quorum of the Twelve of The Church of Jesus Christ of Latter-day Saints, and is a Director of Bonneville International Corporation (broadcasting) and Huntsman Chemical Corporation (plastics). Elder Haight at year end 1995, beneficially owned [1,500] shares of the Company's Common Stock, including
[?]   option shares exercisable within 60 days of the Record Date, but not yet exercised.(4) He is the father of Karen H. Huntsman, who also is a Director of the Company.

JAY DEE HARRIS, 78, has been a Director of the Company since 1975. He is the President and a Director of Harris Truck and Equipment, Inc. At year end, Mr. Harris beneficially owned [1,125] shares of the Company's Common Stock,
including   [?]   option shares exercisable within 60 days of the Record
Date, but not yet exercised.

*+ROBERT T. HEINER, 71, has been a Director of the Company since 1981. He retired as President and Chief Administrative Officer of the Company. Mr. Heiner is a Director of [Browning, Inc. (firearms and sporting goods)??????], and Management Training Corporation (operator of training centers). At year end 1995, Mr. Heiner was the beneficial owner of [25,000] shares of the Company's Common

Stock, including    [?]     option shares exercisable within 60 days of the
Record Date, but not yet exercised.

KAREN H. HUNTSMAN, 58, has been a Director of the Company since 1992. Since 1982 she has been a Director and Executive Officer of Huntsman Chemical Corporation. At year end 1995, Mrs. Huntsman beneficially owned [5,000]
shares of the Company's Common Stock, including  [?]    option shares
exercisable within 60 days of the Record Date, but not yet exercised. Mrs. Huntsman is the daughter of Elder David B. Haight, also a Director of the Company.

#G. FRANK JOKLIK, 68, has been a Director of the Company since 1981. Mr. Joklik is President and Chief Executive Officer of MK Gold Company (gold exploration and development). He retired as President and Chief Executive Officer of Kennecott Corporation (mining) in 1994. Mr. Joklik is also a director of Cleveland Cliffs, Inc., a company engaged in mining and related businesses, and Chairman of the Board of the Salt Lake Olympic Organizing Committee. At year end 1995, Mr. Joklik beneficially owned [NO] shares of
the Company's Common Stock, including  [?]   option shares exercisable within
60 days of the Record Date, but not yet exercised.

+B.Z. KASTLER, 75, has been a Director of the Company since 1979. Mr. Kastler retired as Chairman, Chief Executive Officer and a Director of Questar Corporation (integrated oil and gas company). He is a Director of Bonneville International Corporation (broadcasting). At year end 1995, Mr. Kastler beneficially owned [3050] shares of the Company's Common Stock, including [?]
   option shares exercisable within 60 days of the Record Date, but not yet exercised.

JOSEPH G. MALOOF, 40, has been a Director of the Company since 1995. Mr. Maloof is President and Chief Executive Officer of the Maloof Companies of Albuquerque, New Mexico (diversified operating investments in liquor distributing, hotels and gaming). At year end 1995, Mr. Maloof beneficially
owned 499,964 shares of the Company's Common Stock, including      option
shares exercisable within 60 days of the Record Date, but not yet exercised.

*+SCOTT S. PARKER, 62, has been a Director of the Company since 1985. He is President of Intermountain Health Care, Inc. (integrated health care provider). At year end 1995, Mr. Parker beneficially owned
[1,124???? 1,449????] shares of the Company's Common Stock, including [?] option shares exercisable within 60 days of the Record Date, but not yet exercised.

#DR. ARTHUR K. SMITH, 58, has been a Director of the Company since 1992. Dr. Smith is President of the University of Utah. He is a Director of American Stores Company (retail grocery and drug stores). At year end 1995, Dr. Smith was the beneficial owner of [400] shares of the Company's Common Stock,
including   [?]  option shares exercisable within 60 days of the Record Date, but not yet exercised.

JAMES L. SORENSON, 73, has been a Director of the Company since 1980. He is Chairman and Chief Executive Officer of Sorenson Development, Inc. (holding company and investments). At year end 1995, Mr. Sorenson beneficially owned
[NO] shares of the Company's Common Stock, including   [?]  option shares
exercisable within 60 days of the Record Date, but not yet exercised.

HAROLD J. STEELE, 82, has been a Director of the Company since 1959. He retired as President of First Security Bank of Utah, and is also a Director of Anderson Lumber Company. Mr. Steele is married to a cousin of Spencer F. Eccles. At year end 1995, Mr. Steele beneficially owned [109,583] shares of
the Company's Common Stock, including  [?]   option shares exercisable within
60 days of the Record Date, but not yet exercised.(5)

     (1) A DAUGHTER OF DR. GARDNER IS MARRIED TO A SON OF MR. DEE.

     (2) INCLUDES [904413.63] SHARES OF COMMON STOCK AS TO WHICH MR. ECCLES HAS POWER OF ATTORNEY OR IS TRUSTEE FOR LIVING AND/OR DECEASED FAMILY MEMBERS AND HAS SHARED VOTING AND INVESTMENT POWERS; BUT DOES NOT INCLUDE [60,750] SHARES OF THE COMPANY'S COMMON STOCK OWNED BY THE MARRINER S. ECCLES CHARITABLE TRUST, AS TO WHICH MR. ECCLES SERVES AS A DIRECTOR AND DISCLAIMS BENEFICIAL OWNERSHIP, DOES NOT INCLUDE [166,883] SHARES OF THE COMPANY'S COMMON STOCK OWNED BY THE EMMA ECCLES JONES FOUNDATION, AS TO WHICH MR. ECCLES SERVES AS A TRUSTEE AND DISCLAIMS BENEFICIAL OWNERSHIP, AND DOES

         NOT INCLUDE [148,000] SHARES OF THE COMPANY'S COMMON STOCK OWNED BY THE NORA ECCLES TREADWELL FOUNDATION, AS TO WHICH MR. ECCLES SERVES AS A DIRECTOR AND DISCLAIMS BENEFICIAL OWNERSHIP.

     (3) DOES NOT INCLUDE [1,044,092] SHARES OF THE COMPANY'S COMMON STOCK HELD OF RECORD BY THE GEORGE S. AND DOLORES DORE ECCLES FOUNDATION AS TO WHICH MESSRS. ECCLES AND GARDNER SERVE AS DIRECTORS AND DISCLAIM BENEFICIAL OWNERSHIP.

     (4) DOES NOT INCLUDE THE 919,352 SHARES OF THE COMPANY'S COMMON STOCK OWNED BY THE CORPORATION OF THE PRESIDENT OF THE CHURCH OF JESUS CHRIST OF LATTER-DAY SAINTS, AS TO WHICH ELDER HAIGHT DISCLAIMS BENEFICIAL OWNERSHIP.

     (5) INCLUDES [96,097] SHARES OF COMMON STOCK OWNED BY MR. STEELE'S SPOUSE FOR WHICH MR. STEELE HAS VOTING POWER, BUT DOES NOT INCLUDE [60,750] SHARES OF COMMON STOCK OF THE COMPANY HELD OF RECORD BY THE MARRINER
         S. ECCLES CHARITABLE TRUST, OF WHICH MR. STEELE IS A DIRECTOR, AND AS TO WHICH SHARES MR. STEELE DISCLAIMS BENEFICIAL OWNERSHIP.

     (6) MR. GARFF IS THE SON OF KENDALL GARFF, AN HONORARY DIRECTOR OF THE CORPORATION.

     (7) MR. BRUCE HAS INFORMED THE COMPANY THAT HE ACQUIRED AN ADDITIONAL
         1000 SHARES OF THE COMPANY'S COMMON STOCK DURING THE FIRST QUARTER OF 1996 WHICH WILL BE ABLE TO BE VOTED AT THE ANNUAL MEETING [SPLIT?????].

     (8) MR. EVANS EXERCISED OPTIONS FOR, AND SUBSEQUENTLY SOLD,       SHARES OF
         THE COMPANY'S COMMON STOCK DURING THE FIRST QUARTER OF 1996, WHICH REDUCE THE NUMBER OF SHARES HELD AS OF THE END OF THE YEAR AS SHOWN
         IN THE BIOGRAPHICAL SECTION ON MR. EVANS.


ITEM NO. 2: PROPOSED INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

     Article IV of the Corporation's Certificate of Incorporation currently authorizes the issuance of 150,000,000 shares of Common Stock with a par value of $1.25 per share, of which there were __________ shares issued and outstanding on the Record Date. It is proposed that the authorized common stock be increased to 300,000,000 shares, with a par value of $1.25 each. The Certificate of Incorporation also authorizes the issuance of 400,000 shares of Preferred Stock, 18,052 of which have been designated as Series A Preferred Stock. There are ______ shares of Series A Preferred Stock currently issued and outstanding.

     In addition to the __________ common shares issued and outstanding, 3,788,931 shares are reserved for exercise of already existing stock options, conversions of preferred stock, issuances under the Dividend Reinvestment Plan or the Employee Stock Purchase Plan, or issuance pursuant to existing agreements for the acquisition of certain designated companies.

     The Corporation has had three 3-for-2 stock splits (June 1991, May 1992 and February 1996) which have used a significant number of authorized and unissued shares. Additionally, the Corporation is continuing its acquisition strategy and has completed _____ (__) transactions during the period 1990-1996, in which __________ shares of the Corporation's common stock have been issued. The Corporation has no present plans, agreements or understandings to issue any of the proposed new authorized Common Stock except as described elsewhere in this Proxy Statement.

     The Board of Directors has unanimously approved an amendment to Article IV of the Corporation's Certificate of Incorporation to increase the total authorized common stock of First Security Corporation to 300,000,000 shares. There would be no change in the authorized preferred stock. All such shares not heretofore issued and outstanding would be issuable at any time or from time to time by action of the Board of Directors without further authorization from the shareholders unless required pursuant to applicable law or the rules of the National Association of Securities Dealers NASDAQ National Market System. Each holder of a Common Stock would continue to be entitled to one vote in respect of each share. As in the past, no holder of Common Stock has preemptive rights.

     The Directors believe it is desirable to increase the number of authorized shares of Common Stock. This action will provide the Corporation with flexibility in the future by assuring that there will be sufficient authorized but unissued Common Stock available for possible stock splits, stock dividends, acquisitions, financing requirements, and other corporate purposes without the necessity of further shareholder action at any special or annual meeting.

     The Directors do not presently intend to secure any further approval from the shareholders prior to authorizing or issuing such Common Stock, except for such approval as required by the NASDAQ National Market System or other applicable rules or laws.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION OF
THE AMENDMENT TO ARTICLE IV OF THE CERTIFICATE OF INCORPORATION AUTHORIZING THE INCREASE IN THE AUTHORIZED SHARES OF THE CORPORATION.


                                OTHER BUSINESS

     Management does not know of any other business to be presented at the Meeting. However, if any other business is presented, it is the intention of the Proxies to vote according to their best judgment with respect to such other business.

     The Company's Annual Report to Shareholders is being sent to you together with this Proxy Statement. This report includes the Company's financial statements and the schedules thereto. Any questions regarding the Annual Report, including a request for the copy that may not have arrived with this Proxy Statement, may be directed to Scott C. Ulbrich, Executive Vice President and Chief Financial Officer, P.O. Box 30006, Salt Lake City, Utah 84130.


                      DEADLINE FOR SHAREHOLDER PROPOSALS

     If any Shareholder wishes to present a proposal for action at the 1997 ANNUAL MEETING of the Shareholders, the Shareholder must comply with applicable Securities and Exchange Commission Regulations, including adequate notice to the Company. Any proposal must be submitted in writing by Certified Mail -- Return Receipt Requested, to First Security Corporation, Attention: Secretary of the Company, 79 South Main Street, Salt Lake City, Utah 84111, on or before
December 31, 1996.

FIRST SECURITY CORPORATION       PROXY DESIGNATION              THIS PROXY
79 SOUTH MAIN STREET            AND INSTRUCTION CARD            DESIGNATION
SALT LAKE CITY, UTAH 84111                                    AND INSTRUCTION
                                                              IS SOLICITED BY
                                                               YOUR BOARD OF
                                                                 DIRECTORS

     The undersigned shareholder of First Security Corporation hereby appoints SPENCER F. ECCLES, MORGAN J. EVANS and BRAD D. HARDY, or any one or more of them severally or jointly with full power of substitution, the attorneys and agents of the undersigned to vote as proxy with respect to all shares registered in the name of the undersigned, or which the undersigned would be entitled to vote, at the Annual Meeting of the Shareholders of First Security Corporation to be held at the Empire Room of the Joseph Smith Memorial Building 15 E South Temple, Salt Lake City, Salt Lake County, Utah, on Monday the 22nd day of April, 1996 at 3:00 p.m. and at all adjournments thereof, provided however, that such vote shall be specified below on the proposals more fully set forth in the First Security Corporation Proxy Statement.

1. ELECTION OF DIRECTORS

         FOR all Nominees listed below,            WITHOLD AUTHORITY from all
     (except as marked to the contrary below)         nominees listed below

IMPORTANT
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

James C. Beardall      Dr. David P. Gardner    G. Frank Joklik
Rodney H. Brady        Robert H. Garff         B.Z.Kastler
James. E. Bruce        David B. Haight         Joseph G. Maloof
Thomas D. Dee II       Jay Dee Harris          Scott S. Parker
Spencer F. Eccles      Robert T. Heiner        Dr. Arthur K. Smith
Morgan  J. Evans       Karen H. Huntsman       James L. Sorenson
  Harold J. Steele

              FOR                  AGAINST

2. INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
   TO 300,000,000.

              FOR                  AGAINST




   (continued and to be SIGNED on the other side)

THE SHARES INDICATED ON THIS PROXY INSTRUCTION CARD, WHEN THIS CARD IS PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE ON THE PROXY CARD, THESE SHARES WILL BE VOTED FOR ALL OF THE LISTED NOMINEES FOR DIRECTORS AND FOR ALL PROPOSALS.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


PLEASE MARK, SIGN, DATE AND RETURN                 The undersigned
THIS PROXY INSTRUCTION CARD PROMPTLY               acknowledges receipt of
USING THE ENCLOSED ENVELOPE.                       the Proxy Statement and
                                                   the 1995 Annual Report,
                                                   and executes this Proxy
                                                   Instruction card.


              Dated______________, 1996

              --------------------------
              Signature of Shareholder

              --------------------------         Signature of Shareholder

      NOTE: (a) Proxy instruction cards for shares registered
            in the names of joint tenants must be signed
            by each of the joint owners or by the
            survivor of them as such.
         (b) When signing as attorney, executor,
             administrator or guardian, please give
             your full title as such.
         (c) Proxy instruction cards for shares registered      in the names of
trustees must be signed by
           all trustees or by one trustee as co-trustee for self and other trustees.